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                                                                EXHIBIT 23



                    CONSENT OF INDEPENDENT ACCOUNTANTS



        We hereby consent to the use in the Prospectus Supplement constituting part of the Registration Statement on Form S-3 (No. 33-64905) of our report dated March 7, 1996, except that the restatement discussed in the first paragraph of Note 2, which affects disclosure for all years presented, which is as of June 5, 1996, relating to the consolidated financial statements of Kmart Corporation, which appears in such Prospectus Supplement. We also consent to the reference to us under the heading "Experts" in the Prospectus and Prospectus Supplement. We also consent to the reference to us under the headings "Summary Historical Consolidated Financial Information" and "Selected Historical Consolidated Financial Information" in the Prospectus Supplement. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Summary Historical Consolidated Financial Information" or "Selected Historical Consolidated Financial Information."




/s/ Price Waterhouse LLP
Price Waterhouse LLP
Detroit, MI
June 5, 1996